UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2011
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 4, 2011, Clinical Data, Inc. (“Clinical Data”), Forest Laboratories, Inc. (“Forest”), and Forest’s wholly owned subsidiaries, FL Holding CV (“Parent”) and Magnolia Acquisition Corp. (“Purchaser”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger dated February 22, 2011 (the “Merger Agreement”) by and among Clinical Data, Forest, Parent and Purchaser. Pursuant to the Amendment, the parties agreed that (i) the tender offer commenced by Purchaser pursuant to the Merger Agreement would be extended until, but not beyond, April 11, 2011, unless a further extension was required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or its staff applicable to the tender offer, (ii) Clinical Data would not file a definitive proxy statement for a special meeting of stockholders to approve the adoption of the Merger Agreement until after the termination of the tender offer, and (iii) Clinical Data would file the definitive proxy statement on the first business day following the termination of the tender offer, unless required by any rule, regulation, interpretation or position of the SEC or its staff to delay the filing or dissemination of the definitive proxy statement beyond such day.
     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.
Notice to Investors
     This report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including an offer to purchase, related letters of transmittal and other offer documents) filed by Forest, Parent and Purchaser with the SEC on March 8, 2011, as amended and supplemented. The amended Tender Offer Statement (and related materials) and the amended Solicitation/Recommendation Statement, as they may be further amended and supplemented, will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. All of these materials (and all other materials filed by Clinical Data with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. In addition, documents filed with the SEC by Clinical Data will be available free of charge on the portion of Clinical Data’s website titled “Investors” at www.clda.com and by contacting Clinical Data Investor Relations at ir@clda.com or by telephone at (617) 467-6673. Documents filed with the SEC by Forest will be available free of charge on the portion of Forest’s website titled “Investors” at www.frx.com and by contacting Forest’s Investor Relations at Frank.Murdolo@frx.com or by telephone at (212) 224-6714. INVESTORS AND SECURITY HOLDERS OF CLINICAL DATA ARE URGED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9 AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY INVESTMENT DECISION WITH RESPECT TO THE TENDER OFFER.
     In connection with the potential one-step merger following a stockholder meeting adopting the Merger Agreement, Clinical Data will file a definitive proxy statement with the SEC. The materials to be filed by Clinical Data with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from Clinical Data on the portion of Clinical Data’s website titled “Investors” at www.clda.com and by contacting Clinical Data Investor Relations at ir@clda.com or by telephone at (617) 467-6673. INVESTORS AND SECURITY HOLDERS OF CLINICAL DATA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ONE STEP MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ONE STEP MERGER AND THE PARTIES TO THE ONE STEP MERGER.
     Clinical Data and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of Clinical Data stockholders in connection with the one step merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Clinical Data’s executive officers and directors in the solicitation by reading the Solicitation/Recommendation Statement on Schedule 14D-9, Clinical Data’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended March 31, 2010, and the definitive proxy statement and other relevant materials which may be filed with the SEC in connection with the one Step merger when and if they become available. Information concerning the interests of Clinical Data’s participants in the solicitation, which may be, in some cases, different than those of Clinical Data’s stockholders generally, will be set forth in the proxy statement relating to the one step merger when it becomes available. Additional information regarding Clinical Data directors and executive officers is also included in Clinical Data’s proxy statement for its 2010 annual meeting of stockholders.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Amendment No. 1, dated April 4, 2011, by and among Clinical Data, Inc., FL Holding CV, Magnolia Acquisition Corp and Forest Laboratories, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: April 4, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1, dated April 4, 2011, by and among Clinical Data, Inc., FL Holding CV, Magnolia Acquisition Corp and Forest Laboratories, Inc.